Exhibit 23.9
[UHY LLP Letterhead]
CONSENT OF UHY LLP
INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Allis-Chalmers Energy Inc. of our report dated December 1, 2006, with respect to the financial statements of Oil & Gas Rental Services, Inc. as of October 31, 2006, 2005 and 2004 and for the years then ended.
/s/ UHY LLP
Houston, Texas
January 12, 2007